Exhibit 99.(d)(1)(b)

Amended Schedule 1

Dated April 23, 2014

to the

Investment Advisory Agreement

Touchstone Strategic Trust

Dated May 1, 2000

Listing of Funds and Advisory Fee Rates

Name of Fund	Annual Basic Fee Rate
Touchstone Capital Growth Fund

0.70% on the first $300 million of assets;

0.685% on the next $200 million of assets;

0.675% on the next $500 million of assets;

0.625% on the next $500 million of assets;

0.575% on the next $500 million of assets; and

0.525% on assets over $2 billion

Touchstone Dynamic Equity Fund

0.85% on the first $300 million of assets;

0.80% on the next $200 million of assets;

0.75% on the next $250 million of assets;

0.70% on the next $250 million of assets;

0.65% on the next $500 million of assets;

0.60% on the next $500 million of assets; and

0.55% on assets over $2 billion

Touchstone Flexible Income Fund	0.70% on the first $500 million of assets; and 0.60% on assets over $500 million
Touchstone Focused Fund	0.70% on the first $100 million of assets; 0.65% on the next $400 million of assets; and 0.60% on assets over $500 million
Touchstone Growth Opportunities Fund	0.75% on the first $500 million of assets; 0.70% on the next $500 million of assets; and 0.65% on assets over $1 billion
Touchstone International Small Cap Fund

0.95% on the first $300 million of assets;

0.90% on the next $200 million of assets;

0.85% on the next $250 million of assets;

0.80% on the next $250 million of assets;

0.75% on the next $500 million of assets;

0.70% on the next $500 million of assets; and

0.65% on assets over $2 billion

Touchstone International Value Fund	1.00% on all assets
Touchstone Large Cap Growth Fund	0.75% on the first $200 million of assets; 0.70% on the next $800 million of assets; and 0.65% on assets over $1 billion
Touchstone Mid Cap Growth Fund	0.75% on the first $500 million of assets; 0.70% on the next $500 million of assets; and 0.65% on assets over $1 billion
Touchstone Sands Capital Emerging Markets Growth Fund	1.15% on all assets
Touchstone Small Cap Growth Fund	1.00% on the first $300 million of assets; and 0.95% on assets over $300 million

Touchstone Small Cap Value Opportunities Fund	0.95% on the first $300 million of assets; 0.90% on the next $200 million of assets; and 0.85% on assets over $500 million
Touchstone Value Fund	0.65% on all assets
Touchstone Conservative Allocation Fund	0.20% on the first $1 billion of assets; 0.175% on the next $1 billion of assets; 0.15% on the next $1 billion of assets; and 0.125% on assets over $3 billion
Touchstone Balanced Allocation Fund	0.20% on the first $1 billion of assets; 0.175% on the next $1 billion of assets; 0.15% on the next $1 billion of assets; and 0.125% on assets over $3 billion
Touchstone Growth Allocation Fund	0.25% on the first $1 billion of assets; 0.225% on the next $1 billion of assets; 0.20% on the next $1 billion of assets; and 0.175% on assets over $3 billion
Touchstone Moderate Growth Allocation Fund	0.25% on the first $1 billion of assets; 0.225% on the next $1 billion of assets; 0.20% on the next $1 billion of assets; and 0.175% on assets over $3 billion

This Schedule 1 to the Investment Advisory Agreement is signed as of the date first set forth above.

TOUCHSTONE STRATEGIC TRUST

By:	/s/ Terrie Wiedenheft
Name: Terrie Wiedenheft
Title: Controller and Treasurer

TOUCHSTONE ADVISORS, INC.

By:	/s/ Jill McGruder
Name: Jill T. McGruder
Title: CEO

By:	/s/ Terrie Wiedenheft
Name: Terrie Wiedenheft
Title: CFO

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